Exhibit 5.2

[Letterhead of Skadden, Arps, Slate, Meagher & Flom LLP]

June 16, 2015

8point3 Energy Partners LP

77 Rio Robles

San Jose, California 95134

Re:	8point3 Energy Partners LP Initial Public Offering of Class A Shares

Ladies and Gentlemen:

We have acted as special counsel to 8point3 Energy Partners LP, a Delaware limited partnership (the “Partnership”), in connection with its filing with the U.S. Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-1 (the “Registration Statement”) for the purpose of registering with the Commission under the Securities Act of 1933, as amended (the “Securities Act”), the sale by the Partnership of up to 20,000,000 Class A Shares representing limited partner interests in the Partnership (the “Class A Shares”), including up to 3,000,000 Class A Shares subject to an over-allotment option (the “Offering”).

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In rendering the opinions herein, we have examined and relied on originals or copies, certified or otherwise identified to our satisfaction, of (a) the Registration Statement on Form S-1 (File No. 333-202634) of the Partnership, as filed with the Commission under the Securities Act on March 10, 2015; (b) Pre-Effective Amendments No. 1 through No. 5 thereto (such Registration Statement, as so amended, being hereinafter referred to as the “Registration Statement”); (c) the form of underwriting agreement (the “Underwriting Agreement”) proposed to be entered into by and among the Partnership, 8point3 Holding Company, LLC, Goldman, Sachs & Co. and Citigroup Global Markets Inc., as representatives of the several underwriters named therein, filed as Exhibit 1.1 to the Registration Statement; (d) the form of the Amended and Restated Agreement of Limited Partnership of the Partnership (the “Partnership Agreement”) to be in effect in connection with the closing of the Offering and filed as Exhibit 3.2 to the Registration Statement; (e) the Certificate of Limited Partnership of the Partnership, filed as Exhibit 3.1 to the Registration Statement; (f) a secretary’s certificate; and (g) certain resolutions of the Board of Directors of the general partner of the Partnership relating to the Offering and related matters.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Partnership and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Partnership and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth below.

In our examination, we have assumed the legal capacity and competency of all natural persons, the genuineness of all signatures, including endorsements, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. In making our examination of executed documents, we have assumed that the parties thereto, other than the Partnership, had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. As to any facts relevant to the opinions expressed herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Partnership and others and of public officials.

8point3 Energy Partners LP

June 16, 2015

We do not express any opinion with respect to the laws of any jurisdiction other than the Delaware Revised Uniform Limited Partnership Act and we do not express any opinion as to the effect of any other laws on the opinions herein stated.

Based upon and subject to the foregoing, we are of the opinion that the Class A Shares, upon (i) the due execution of the Partnership Agreement and the effectiveness thereof, (ii) the due action by a duly appointed committee of the Board of Directors of the general partner of the Partnership to determine the price per Class A Share and (iii) the due issuance of the Class A Shares against payment therefor in accordance with the Partnership Agreement and in the manner described in the Underwriting Agreement, will be validly issued and holders of the Class A Shares will have no obligation to make payments or contributions to the Partnership or its creditors solely by reason of their ownership of the Class A Shares.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also hereby consent to the reference to our firm under the heading “Validity of Class A Shares” in the prospectus forming a part of the Registration Statement. In giving this consent, we do not admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP